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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 4, 2004
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                                FOOT LOCKER, INC.
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             (Exact name of registrant as specified in its charter)


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
             New York                      No. 1-10299                      13-3513936
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(State or other jurisdiction               (Commission                    (IRS Employer
of incorporation)                           File Number)                Identification No.)


112 West 34th Street, New York, New York                                      10120
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(Address of principal executive offices)                                    (Zip Code)
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Registrant's telephone number, including area code: (212) 720-3700
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Item 5.           Other Events.
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                  On June 4, 2004, Foot Locker, Inc. announced that 100 percent of its $150 million 5.5 percent convertible subordinated notes had been converted into shares of Foot Locker, Inc.'s Common
                  Stock. Effective June 3, 2004, all of the convertible
                  subordinated notes have been cancelled, and approximately 9.5 million new shares of Foot Locker, Inc. Common Stock have been issued. The conversion has no impact on fully diluted earnings per share as the equivalent number of Common Shares has
                  already been included in Foot Locker, Inc.'s fully diluted share count. (A copy of the press release issued by Foot
                  Locker, Inc. is attached as Exhibit 99.1, which, in its
                  entirety, is incorporated herein by reference.)


Item 7.           Financial Statements and Exhibits.
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                  (c)   Exhibits

                  99.1 Press Release of Foot Locker, Inc. dated June 4, 2004 announcing the conversion of 100 percent of its $150 million 5.5 percent convertible subordinated notes into shares of Foot Locker, Inc. Common Stock.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned being hereunto duly authorized.


                                            FOOT LOCKER, INC.
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                                                  (Registrant)


Date:  June 7, 2004                     By: /s/ Bruce L. Hartman
                                            --------------------------------
                                            Bruce L. Hartman
                                            Executive Vice President and
                                            Chief Financial Officer